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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      Centennial First Financial Services
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            (Exact Name of Registrant as Specified in Its Charter)

                  California                              95-1995265
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(State or Other Jurisdiction of Incorporation)        (I.R.S. Employer
                                                     Identification No.)

   218 East State Street, Redlands, California                 92373
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      (Address of Principal Executive Offices)              (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

        Securities Act registration statement file number to which this form relates: __________________(if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                Name of each Exchange on Which
      To Be So Registered                Each Class is to be Registered
      -------------------                ------------------------------

            NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                               COMMON STOCK
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                             (Title of Class)

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                             (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

        See information under the headings "Comparison of Redlands Centennial and Centennial: Analysis of Corporate Structures;" "Authorized and Outstanding Stock;" "Voting Rights;" "Dividend Rights;" "Assessment of Shares;" "Liquidation Rights;" and "Preemptive Rights"on pages 9 through 12 of the Company's Registration Statement No. 333-89417 on Form S-4 filed with the Commission on October 20, 1999, which information is incorporated here by reference.

Item 2.  Exhibits.

Exhibit 1      Specimen Copy of Common Stock Certificate
               See Exhibit 4 to the Company's Registration Statement
               No. 333-89417 on Form S-4 filed with the Commission on October 20, 1999, which exhibit is incorporated by reference.

Exhibit 2      Reorganization Agreement

               See Exhibit 2 to the Company's Registration Statement
               No. 333-89417 on Form S-4 filed with the Commission on October 20, 1999, which exhibit is incorporated by reference.

                                 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       CENTENNIAL FIRST FINANCIAL SERVICES


January 21, 2000                       By: /s/ Douglas C. Spencer
                                           --------------------------------
                                           Douglas C. Spencer
                                           President & Principal Executive
                                           Officer



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